Mercurius & Associates LLP	A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi – 110052 +91 11 45596689 www.ajsh.in info@ajsh.in
(Formerly known as AJSH & Co LLP) LPIN: AAG-1471

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Medinotec Inc.

Opinion on the Financial Statements

We have audited the accompanying Consolidated Balance Sheet of Medinotec Inc. and its subsidiaries (collectively, the “Company”) as on 30 November 2022, the related consolidated statement of operations, changes in stockholders’ equity and cash flow for the nine months ended 30 November 2022 and the related notes (collectively referred to as the "Financial Statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of 30 November 2022, and the results of its operations and its cash flow for the nine months ended 30 November 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The Critical Audit Matters are matters arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Mercurius & Associates LLP (formerly known as AJSH & Co LLP)

We have served as the Company’s auditor since 2022

New Delhi, India

February 08, 2023

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Medinotec Incorporated Group

Consolidated Financial Statements

Consolidated Entities Balance Sheet

As of November 30, 2022 (in US$)

	Note	November 30, 2022 $ (audited)
Assets
Current Assets
Cash		2,846,793
Accounts receivable, net of allowances		283,401
Inventory	5.	659,624
Other current assets		143,833
Total Current Assets		3,933,651

Loans and notes receivable	13.	594,243
Property, plant and equipment, net of accumulated depreciation	4.	455,421
Deferred tax asset	10.	108,950
Total Assets		$5,092,265
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	7.	178,804
Long Term Liabilities
Loans payable	6.	2,328,994
Total Liabilities		2,507,798
Equity
Capital stock	9.	11,734
Capital stock additional paid in capital		3,296,391
Deficit (Retained earnings) - ending		(766,143)
Accumulated other comprehensive income/(loss)		42,485
Total Equity		2,584,467
Total Liabilities and Equity		$5,092,265

The accompanying notes are an integral part of these Consolidated financial statements.

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Medinotec Incorporated Group

Consolidated Entities Statement of Operations

For the Nine Months Ended November 30, 2022

Nine months ended
November 30, 2022 $ (audited)
Revenue
Goods sold	$720,339
Cost of goods sold	(300,142)
Gross profit	420,197
Operating expenses
Depreciation and amortization expense	(52,860)
General and administrative expenses	(461,794)
Research and development expenses	(62,356)
Selling expenses	(38,278)
Total operating expenses	(615,288)
Income from operations	(195,091)
Non-operating income and expenses
Interest income	9,349
Other revenue/(expense)	26,353
Interest expense	(160,593)
Total non-operating income and expenses	(124,891)
Income (loss) before income taxes	(319,982)
Income taxes
Deferred income taxes	(30,905)
Net income (loss)	(289,077)
Other comprehensive income/(loss)	(45,380)
Total comprehensive income/(loss)	(243,697)
Earnings Per Share: Basic	(0.00)

The accompanying notes are an integral part of these Consolidated financial statements.

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Medinotec Incorporated Group

Consolidated Entities Statement of Stockholders’ Equity

	Common Stock
	Shares	Amount $	Common Stock Additional Paid in Capital $	Accumulated Comprehensive Income $	Retained Earnings (Deficit) $	Subtotal $	Common control reserve $	Total $
Balance February 28, 2022	10,000,000	10,000	—	(2,895)	(117,187)	(110,082)	(359,903)	(469,985)
Stock issued
Stock issued - pursuant to acquisitions @ $2 per share	1,733,750	1,734	3,465,766	—	—	3,467,500	—	3,467,500
Net income (loss) for the period	—	—	—	—	(289,077)	(289,077)	—	(289,077)
Other comprehensive income
Net foreign currency translation adjustment	—	—	—	45,380	22	45,404		45,404
Other increase/decrease in stock
Raising fees capitalized	—	—	(169,375)	—	—	(169,375)	—	(169,375)
Balance, November 30, 2022	11,733,750	$11,734	$3,296,391	$42,485	$(406,240)	$2,944,370	$(359,903)	$2,584,467

The accompanying notes are an integral part of these Consolidated financial statements.

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Medinotec Incorporated Group

Consolidated Entities Statement of Cash Flows

For the Nine Months Ended November 30, 2022

November 30, 2022 $ (audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	(289,077)
Depreciation, depletion and amortization	64,153
Credit losses
Foreign currency transaction gain (loss), unrealized
Deferred income taxes and tax credits	(38,630)
Common control transaction	—
(Increase) decrease in receivables	(250,467)
(Increase) decrease in inventories	(309,856)
(Increase) decrease in prepaid expense and other assets	(6,880)
Increase (decrease) in accounts payable and accrued expenses	(17,383)
TOTAL CASH FLOWS FROM OPERATING ACTIVITIES	(848,140)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire property, plant, and equipment	(57,042)
Investments made	—
Cash used in note advances	(594,243)
NET CASH USED IN INVESTING ACTIVITIES:	(651,285)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	931,713
Capital raising fee paid in equity	(169,375)
Proceeds from issuance of common stock	3,467,500
NET CASH GENERATED BY FINANCING ACTIVITIES	4,229,838
OTHER ACTIVITIES:
Effect of exchange rate on cash and cash equivalents	(15,193)
Net cash increase (decreases) in cash and cash equivalents	$2,715,216
Cash and cash equivalents at beginning of year	131,573
Cash and cash equivalents at end of period	$2,846,793

The accompanying notes are an integral part of these Consolidated financial statements.

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Medinotec Incorporated Group

Notes to the Consolidated Entities Financial Statements

For the period ended November 30, 2022

1.     Description of Business

Medinotec, Inc (the “Company” or “COMPANY”), was incorporated in Nevada on 26th April 2021.

On the same date a common control event occurred and the Group acquired, through a subsidiary, Disa Medinotec Proprietary Limited. DISA Medinotec Proprietary Limited was incorporated in the Republic of South Africa in 2015. It was formerly known as DISA Vascular 2015 Proprietary Limited and changed its name to DISA Medinotec Proprietary Limited effective 19 October 2020. The Company produces high-quality medical devices through in-depth research and development. The products developed are sold via a network of distributors in many parts of the world and through a direct sales force in South Africa and the United States of America.

The Company is located and headquartered in Johannesburg, South Africa. The Company’s revenues are derived primarily from operations in South Africa and Europe while growing its product offering to penetrate the United States of America in the near future.

The Group’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

2. Significant Accounting Policies
a. Nature of business/basis of preparation
GAAP of country and IAS

The Consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States and conform in all material respects with International Accounting Standards with regards to the presentation of historical cost financial information.

The event that caused the common control transaction, as described in the business combination note, occurred after the prior 2021 year had been reported on. As such, the period ended November 30, 2022 is a stub year, comprised of nine months.

b. Foreign currency translation
Translation of foreign subsidiary

The accounts of the foreign subsidiaries are translated into U.S. dollars. Assets and liabilities are translated at year-end exchange rates and income and expense accounts are translated at average exchange rates in effect during the year. Translation adjustments resulting from fluctuations in the exchange rates are recorded in accumulated other comprehensive income, a separate component of stockholders' equity.

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c. Cash and cash equivalents

Highly liquid investments

The Consolidated entities consider all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. These cash equivalents consist primarily of term deposits and certificates of deposit. Investments with maturities from greater than three months to one year are classified as short-term investments, while those with maturities in excess of one year are classified as long-term investments. Cash equivalents and short-term investments are stated at cost which approximates market value.

d. Receivables
Allowance based on a review and management evaluation

The Consolidated entities provide an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic ageing of accounts.

Accounts receivable are stated at net realizable value. The majority of customers are not extended credit and therefore time to maturity for receivables is short. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Consolidated entities have not received payments based on agreed-upon terms. The Consolidated entities generally do not require any security or collateral to support their receivables.

No allowance for doubtful debt was recognized as of November 30, 2022.

e. Property, plant and equipment
Depreciation rates

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided for using the straight-line method over the estimated useful lives as follows for the major classes of assets:

Plant and machinery	10 years
Laboratory equipment	5 years
Furniture and fixtures	6 years
Motor vehicles	5 years
Computer equipment	3 years
Office equipment	6 years
Computer software	2 years

f. Inventories
Valuation, costing and obsolescence

Inventories are stated at the lower of cost (Weighted Average) or net realizable value and consist of raw materials, work-in process and finished goods and include purchased materials, direct labor and manufacturing overhead. Management evaluates the need to record adjustments to write down inventory to the lower of cost or net realizable value on an annual basis. The Consolidated entities’ policy is to assess the valuation of all inventories, including raw materials, work-in-process and finished goods and it writes down its inventory for estimated obsolescence based upon the age of inventory and assumptions about future demand and usage.

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g.       Impairment of long-lived assets

The Consolidated entities assess long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board ASC 360, Property, Plant and Equipment. Long-lived assets (asset group), such as property and equipment subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. As of November 30, 2022, no impairment charge has been recorded.

h.       Employee benefit plans

The Consolidated entities contribute 2.5% for eligible employees to a pension plan registered under the laws of South Africa. The Consolidated entities also contribute a third of the medical aid contribution for eligible employees to an approved medical insurance scheme.

i.       Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Consolidated entities recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Consolidated entities record interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses.

j. Financial instruments
Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Consolidated entities follow the established framework for measuring fair value and expands disclosures about fair value measurements (see Note 3).

ii. Concentrations of Credit Risk

Financial instruments that potentially subject the Consolidated entities to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Consolidated entities invest their excess cash in low-risk, highly liquid money market funds and certificates of deposit with a major financial institution.

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iii. Exposed to currency variations in subsidiary

The primary operations and functional currency of a subsidiary's business is in South African Rand. Due to the emerging market nature of this currency the spread volatility of the currency low and high can be material during a year. The conversion of the currency from Rand to reporting currency US Dollar can cause significant up or downward trends that is recorded in reserves under the heading accumulated comprehensive income. The effect on the reserves for the quarter ended November 30, 2022 was $45,380.

iv. Interest rate Risk

Related party loan interest. Market interest rate risk may result in loss from fluctuations in the future cash flows or fair values of financial instruments. Interest rate risk is managed principally through monitoring interest rate gaps and basis risk and by having pre-approved limits for repricing bands.

v. Numerous risks due to international activities

The Consolidated entities are subject to numerous risks as a result of their international activities. The Consolidated entities are dependent, in large part, on the economies of the markets in which they have operations. Those markets and other markets in which the Consolidated entities may operate are in countries with economies in various stages of development, some of which are subject to rapid fluctuations in currency exchange rates, consumer prices, inflation, employment levels and gross domestic product. As a result, the Consolidated entities are exposed to market risk from these changes, and are subject to other economic and political risks, which could impact their results of operations and financial condition.

k.       Comprehensive Income

Comprehensive income is defined as the change in equity from transactions and other events from non-owner sources and is comprised of net income and other comprehensive income (OCI). OCI includes currency translation adjustments on the Consolidated entities net investment in self-sustaining foreign operations and related hedging gains and losses, translation adjustments related to the translation from the Consolidated entities functional currency to its presentation currency, unrealized gains and losses on available-for-sale securities, hedging gains and losses on cash flow hedges and unrealized net actuarial gain or loss from pension and other postretirement benefit plans.

l.       Revenue recognition

The Consolidated entities generate their revenues from the sale of high-quality medical devices which are self-manufactured through in-depth research and development. The products developed are sold via a network of distributors in many parts of the world and through a direct sales force in South Africa.

All sales are made with Free on Board INCO terms therefore the risk transfers to the purchaser as soon as it leaves the warehouse of DISA Medinotec,

Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Consolidated entities expect to receive in exchange for those products.

The Consolidated entities apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

• identify the contract with a customer,

• identify the performance obligations in the contract,

• determine the transaction price,

• allocate the transaction price to performance obligations in the contract, and

• recognize revenue as the performance obligation is satisfied.

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Under ASC Topic 606, the Consolidated entities estimate the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term, rather than when fees become fixed or determinable.

Payment Terms

Our payment terms generally are 30 days from statement. The time between a customer’s payment and the receipt of funds is not significant. Our contracts with customers do not result in significant obligations associated with returns, refunds or warranties. Our payment terms are generally fixed and do not include variable revenues.

Accordance with industry practice

Sales revenue is recognized in accordance with industry practice which is when all the risks and benefits of ownership of products have been transferred to customers under executed sales agreements.

m.       Cost of goods sold

Cost of revenue consists primarily of raw material purchases, manufacturing costs, including machine time and employee benefits paid to operational personnel associated with the production of our medical devices.

n.       Principles of Consolidation

Consolidated - all intercompany transactions eliminated

The Consolidated financial statements include the accounts of Medinotec Inc , Medinotec Capital Proprietary Limited Consolidated and the financial statements of DISA Medinotec Proprietary Limited, known as the Medinotec Group of Companies. All significant intercompany transactions have been eliminated.

q.       Use of estimates

Actual results could differ

The preparation of Consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and may have an impact on future periods.

p.       Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), and has since issued amendments thereto, related to the accounting for leases (collectively referred to as “ASC 842”). ASC 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the Consolidated balance sheet for all long-term leases. Leases will be classified as either financing or operating, with classification affecting the pattern of expense recognition and classification in the Consolidated statement of operations. The Consolidated entities adopted ASC 842 on April 26, 2021. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the Consolidated financial statements, with certain practical expedients available.

q.       Recently issued accounting standards

Financial Instruments - Credit Losses

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, “Financial Instruments--Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The new standard introduces an approach, based on expected losses, to estimate credit losses on certain types of financial instruments and modifies the impairment model for available-for-sale debt securities. The new approach to estimating credit losses (referred to as the current expected credit losses model) applies to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt securities, net investments in leases and off-balance-sheet credit exposures. With respect to available-for-sale (AFS) debt securities, the standard amends the current other-than-temporary impairment model. For such securities with unrealized losses, entities will still consider if a portion of any impairment is related only to credit losses and therefore recognized as a reduction in income. However, rather than also reflecting that credit loss amount as a permanent reduction in cost (amortized cost) basis of that AFS debt security, the standard requires that credit losses be reflected as an allowance. As a result, under certain circumstances, a recovery in value could result in previous allowances, or portions thereof, reversing back into income. This standard expands the disclosure requirements regarding credit losses, including the credit loss methodology and credit quality indicators. For the Consolidated entities, this standard is effective December 15, 2022, with early adoption permitted. Entities are required to apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Consolidated entities is currently assessing this standard’s impact on the Consolidated entities (Consolidated) result of operations and financial condition.

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3.     Fair Value Measurements

The Consolidated entities report all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Consolidated entities have the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

At November 30, 2022, all of the Consolidated entities cash and cash equivalents, trade accounts receivable and trade accounts payable were short term in nature, and their carrying amounts approximate fair value. Our current and long-term debt arrangements are classified as level 2 financial instruments.

4.     Property, plant and equipment

Property, plant and equipment consist of the following:

November 30 2022 $ (audited)
Leasehold improvement	20,456
Computer equipment	163,286
Computer software	62,517
Office equipment	7,776
Furniture and fixtures	110,736
Motor vehicles	13,306
Small assets	15,124
Plant and machinery	1,180,492
Laboratory equipment	267,272
Total cost	1,840,965
Foreign currency adjustment	2,549
Total accumulated depreciation	(1,388,093)
Total	$455,421

Depreciation and amortization of property, plant and equipment totaled approximately $62,340 for the nine months ending November 30, 2022.

The depreciation of assets used in the manufacturing process are considered to be a product cost and will be allocated or assigned to the goods produced. During the period $9,480 of depreciation and amortization was allocated to goods produced.

The Consolidated entities have not acquired any property and equipment under capital leases.

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5.    Inventories

Inventory consists of the following:

November 30 2022 $ (audited)
Merchandise	688,652
Less provisions for obsolescence	(28,958)
Total	$659,624

6.    Loans payable

Loans from related parties

Other financial liabilities consist of a loan from a related party:

November 30 2022 $ (audited)
Minoan Medical Proprietary Limited	2,328,703
Minoan Capital Proprietary Limited	291
Total debt	2,328,994

Minoan Medical Proprietary Limited:

This is an unsecured loan which is repayable over the next 3 years. The loan carries interest at the prevailing prime lending rate of the time (2022: interest free). The prevailing prime lending rate on the quarter ending November 30, 2022 in South Africa is 10.5%. The interest charged for the quarter was $51,545 and a 1% movement in the interest rates constitutes a value of $19,636 on an annual basis and $4,909 per quarter.

The Consolidated entities have the option to early settlement in cash or shares.

Minoan Capital Proprietary Limited:

This is an unsecured, interest free loan with no fixed terms of repayment.

Minoan Medical and Minoan Capital are related parties of the Consolidated entities as the CEO Dr. Gregory Vizirgianakis has common control.

7.    Accounts payable and accrued expenses

Accounts payable by period

Accounts payable consist of the following:

November 30 2022 $ (audited)
Trade accounts payable	152,266
Accrued payroll, payroll taxes and vacation	26,538
Deferred rent	—
Other payables	—
Total	$178,804

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8.   Commitments

a. Leases and deferred rent

The Consolidated entities lease office and warehouse spaces under noncancelable operating lease agreements, which expire through 2023. The Consolidated entities are required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Consolidated entities facilities.

Certain of the Consolidated entities’ operating leases contain predetermined fixed escalations of minimum rentals during the lease term. For these leases, the Consolidated entities recognize the related rental expense on a straight- line basis over the life of the lease from the date the Consolidated entities takes possession of the office and records the difference between amounts charged to operations and amounts paid as deferred rent. As of November 30, 2022 $0 had been accrued.

Future minimum lease payments under noncancelable operating leases as of November 30, 2022, are as follows:

Years ending February 28 (Audited)	2023
2023	$7,487

Rental expense for operating leases for the quarter ended November 30, 2022 was $13,957.

b. Litigation

From time to time, the Consolidated entities may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Consolidated entities may agree to indemnify third parties with whom they enter into contractual relationships, including customers, lessors, and parties to other transactions with the Consolidated entities, with respect to certain matters. The Consolidated entities have agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Consolidated entities products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Consolidated entities limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each claim.

From time to time, the Consolidated entities are subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Consolidated entities that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Consolidated entities.

At reporting date there is no known material litigation or claims against the Consolidated entities.

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9.   Stockholders’ equity

a. Authorized and issued stock by period

Authorized:

As of November 30, 2022, the Medinotec Inc., the parent Company, had 188,266,250 shares of common stock authorized and available to issue for purposes of satisfying conversion of preferred stock, the exercise of warrants, the exercise and future grant of common stock options, and for purposes of any future business acquisitions and transactions.

As of November 30, 2022, Medinotec Inc., the parent Company, had 20,000,000 shares of preferred stock authorized and available to issue.

Issued and outstanding shares

November 30 2022 (audited)
Common stock	$11,734
Common stock additional paid in capital	$3,296,391

10.   Income taxes

a. Provision for income taxes

The components of income tax expense are as follows:

November 30 2022 $ (audited)
Tax from operations
Current
Deferred/future
Foreign	19,560
Total	$19,560

b. Deferred taxes/Future income tax assets and valuation allowance

Significant components of the Consolidated entities future tax assets are as follows:

November 30 2022 $ (audited)
Deferred rent	—
Leave pay provision	1,682
Provision for royalties	4,563
Assessed losses	102,705
Total	108,950
Net deferred/future tax asset	$108,950

Deferred tax assets refer to assets that are attributable to differences between the Consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets in essence represent future savings of taxes that would otherwise be paid in cash. The realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income, including capital gains. If it is determined that the deferred tax assets cannot be realized, a valuation allowance must be established, with a corresponding charge to net income.

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11.   Related party transactions

Related Party Summary

Name	Relationship with the Medinotec Group of Companies	Related transactions with the Medinotec Group of Companies	Related Directors with the Medinotec Group of Companies	Related Owners with the Medinotec Group of Companies
Minoan Medical Proprietary Limited	Medical investment company controlled by Dr Gregory Vizirgianakis	Related Party Loan and Sales	Dr Gregory Vizirgianakis Pieter van Niekerk	Dr Gregory Vizirgianakis is the ultimate beneficial owner
Minoan Capital Proprietary Limited	Property investment company controlled by Dr Gregory Vizirgianakis	Related party loan Rental Expenses		Dr Gregory Vizirgianakis is the ultimate beneficial owner
DISA Vascular Distribution Proprietary Limited trading as DISA Lifesciences	Distributor appointed by DISA Medinotec Proprietary Limited for Africa	Sales Income

Pieter van Niekerk – Serves as independent non-executive according to distribution agreement

Pieter van Niekerk resigned as a non-executive director on October 14, 2022 and therefore the related party relationship ceased to exist on the same date.

n/a external third party
Medinotec Capital Proprietary Limited	The African holding company of the Medinotec Group of Companies	Related party loan payable to Minoan Capital	Dr Gregory Vizirgianakis Pieter van Niekerk	Medinotec Incorporated in Nevada is the 100% ultimate parent entity
DISA Medinotec Proprietary Limited	The African operating and manufacturing company	Related party loan with Minoan medical Operational income and expenses with Minoan Medical	Dr Gregory Vizirgianakis Pieter van Niekerk	Medinotec Incorporated in Nevada is the 100% ultimate parent entity
Medinotec Incorporated Nevada	Ultimate parent of Medinotec Capital and DISA Medinotec	All of the above for its related subsidiaries	Dr Gregory Vizirgianakis Pieter van Niekerk Joseph P Dwyer Stavros Vizirgianakis	This is the entity owned by the shareholders and primarily controlled by Dr Gregory Vizirgianakis and his Brother Stavros Vizirgianakis
Medinotec Group of Companies	The Consolidated group name of Medinotec Incorporated, Medinotec Capital Proprietary Limited and DISA Medinotec Proprietary Limited	above for its related subsidiaries	Dr Gregory Vizirgianakis Pieter van Niekerk Joseph P Dwyer Stavros Vizirgianakis	This is the entity owned by the shareholders and primarily controlled by Dr Gregory Vizirgianakis and his Brother Stavros Vizirgianakis
Pieter van Niekerk	Chief financial officer of the Medinotec Group of Companies	Transactions relating to mutual entities disclosed above	Related directorships disclosed above	Minority Shareholder in Medinotec Inc
Gregory Vizirgianakis	Chief Executive officer of the Minoan Group of Companies Brother of Stavros Vizirgianakis	Transactions relating to mutual entities disclosed above	Related directorships disclosed above	Shareholder in Medinotec Inc and Kingstyle investments.
Stavros Vizirgianakis	Non-Executive director of the Medinotec Group of companies Brother of Gregory Vizirgianakis	Transactions relating to mutual entities disclosed above	No Related other Directorships in Medinotec Group of Companies	n/a
Joseph Dwyer	Non-Executive director of the Medinotec Group of companies	Transactions relating to mutual entities disclosed above	No Related other Directorships in Medinotec Group of Companies	n/a

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a. Rent

DISA Medinotec Propriety Limited leases commercial buildings from Minoan Capital Proprietary Limited (“Minoan Capital”). Minoan Capital is owned 100% by the Chief Executive Officer of the Medinotec Group of Companies, Dr. Gregory Vizirgianakis. Pieter van Niekerk, CFO of the Medinotec Group of Companies, also serves as a director on Minoan Medical Proprietary Limited.

Set forth below is a table showing the Consolidated entities’ rent paid and accounts payable for the quarter ended November 30, 2022, with Minoan Capital:

November 30 2022 $ (audited)
Rent	8,205

Rent is comparable to rent charged for similar properties in the same relative area. The Consolidated entities do market research of a Minimum and a Maximum rental value within the area at every renewal of the rental agreement to ensure this is market related, this exercise is undertaken together with a registered property agent who has the appropriate knowledge of the area. ASC 850-10-50-6.

b. Loan

This is an unsecured loan from the prior parent entity of DISA Medinotec Proprietary Limited incorporated in South Africa called Minoan Medical Proprietary Limited. This loan originated to fund working capital and capex expansions of DISA Medinotec Proprietary Limited Incorporated during the developmental and startup phase. After the acquisition of DISA Medinotec Proprietary Limited into the Medinotec Group of companies, the Medinotec Group of Companies assumed this liability. During the Covid challenges, interest on the loan was waived due to the loan being classified as an equity investment at that stage, before the post balance sheet transfer of DISA Medinotec Proprietary Limited Incorporated to the Medinotec Group of Companies. The Medinotec Group of Companies have a period of 3 years post any IPO date/ date at which the company starts trading on a recognizable exchange to repay the loan. During these 3 years the loan will carry interest at the prevailing prime lending rate of the time.

The prevailing prime lending rate on the quarter ending November 30, 2022 in South Africa is 10.5%. The interest charged for the quarter was $51,545 and a 1% movement in the interest rates constitutes a value of $19,636 on an annual basis and $4,909 per quarter. The interest rate chargeable is a guideline determined by the South African Reserve Bank and gets utilized by financial institutions to determine the financial gain they may derive from a loan. The Prime rate is therefore an arm’s length transaction and justifiable rate that can be applied to a loan within the borders of the Republic of South Africa and therefore complies with the arm’s length definitions in ASC 850-10-50-6.

The Consolidated entities, particularly Medinotec Inc. have the option to settle earlier and settlement can be in cash or shares.

Minoan Medical Proprietary Limited’s ultimate beneficial owner is the CEO of the Medinotec Group of Companies Dr. Gregory Vizirgianakis and is used to hold his medical investments and exports of which DISA Medinotec Proprietary Limited Incorporated was one of these investments before it got transferred into the Medinotec Group of Companies. Pieter van Niekerk also serves as a director on Minoan Medical Proprietary Limited.

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Operational charges are charged to the loan account in the Consolidated entities.

November 30 2022 $ (audited)
Minoan Medical Proprietary Limited	2,328,703
Minoan Capital Proprietary Limited	291
Total	$2,328,994

c. Sales to commonly controlled entities

The Consolidated entities sell the majority of their stock  to DISA Vascular Distribution t/a DISA Life Sciences.

DISA Life Sciences is the main distributor of the products of DISA Medinotec Proprietary Limited in South Africa. This relationship is governed by a distribution agreement which DISA Lifesciences needs to adhere to, the company is owned by an independent third party but according to the distribution agreement DISA Life sciences needs to allow a Director of DISA Medinotec Proprietary Limited Incorporated registered in South Africa to become a board member in an Non – Executive role to oversee that good corporate governance is maintained by the company and that the good name of DISA Medinotec Proprietary Limited Incorporated does not come into despair. Currently, the Board position is held by Mr. Pieter van Niekerk, who is also the CFO of the Medinotec Group of Companies. Mr. van Niekerk has no operational involvement and also no financial interest or benefit paid to him for assuming the role of independent non-executive of the company.

Apart from this non-executive directorship position there is no other related party ties to DISA Life Sciences. On October 14, 2022, Mr. Pieter van Niekerk resigned as a director of DISA Lifesciences to focus on other commitments, on this same date the DISA Lifesciences ceased to be a related party to DISA Medinotec.

DISA Life Sciences is one of the top 5 biggest distributor of medical devices in the Republic of South Africa and therefore DISA Medinotec Proprietary Limited registered in South Africa utilizes their sales footprint for cost efficiencies. All trading is considered to be at arm's length.

Minoan Medical Proprietary Limited’s ultimate beneficial owner is the CEO of the Medinotec Group of Companies Dr. Gregory Vizirgianakis and is used to hold his medical investments and exports of which DISA Medinotec Proprietary Limited Incorporated was one of these investments before it got transferred into the Medinotec Group of Companies. All sales made to Minoan Medical Proprietary Limited were utilized to build the export market for DISA Medinotec South Africa. In the future these sales will be made directly to the export countries without utilizing Minoan Medical Proprietary Limited as an intermediate. These sales were made on the same terms as the DISA Life Sciences distribution agreement. Pieter van Niekerk also serves as a director on Minoan Medical Proprietary Limited.

The distribution agreement between DISA Lifesciences and DISA Medinotec Proprietary Limited Incorporated was entered into after a market feasibility study was conducted. Medical devices are registered with a fixed maximum sales price, which is regulated within South Africa. It was determined that the profit split allowed between the two companies would be based on this approved market price, where DISA Lifesciences would be allowed only to have 10% of the total sales value and DISA Medinotec Proprietary Limited Incorporated the remaining balance.

This profit split was determined by a benchmark study that was completed by an external firm who compared the profit margins of a distribution/wholesale business. The allowed profit margin was concluded as being within the appropriate benchmark and therefore arm’s length. The data base used to determine the market related margin is the Worldwide Private Company Data Base from Thomson Reuters. Therefore, this agreement is deemed to be market related and at arm’s length and compliant with. ASC 850-10-50-6 and ASC 850-10-50-5.

Sales between the entities are settled on a regular basis and there is no long outstanding Accounts receivable.

Set forth below is a table showing the Consolidated entities sales and accounts receivable for the quarter ended November 30, 2022 with DISA Lifesciences and Minoan Medical.

November 30 2022 $ (audited)
DISA Life Sciences
Sales	117,772
Accounts receivable	2,981
Minoan Medical
Sales	—

These transactions occurred in the normal course of operations and are measured at the exchange amount, which is the amount of the consideration established and agreed to by the related parties.

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12.   Business Acquisitions

Acquisition of Disa Medinotec Proprietary Limited

On March 2, 2022, the Medinotec Inc. and Medinotec Capital Proprietary Limited acquired 100 percent of the issued and outstanding shares of DISA Medinotec Proprietary Limited. The consideration payable was $11 for the outstanding equity and the Group assumed the responsibility of the loan account ($1,583,661) payable to Minoan Medical Proprietary Limited. Due to the control of businesses being in principal 95% the same between the Group and the previous ultimate beneficial owner of DISA Medinotec Proprietary Limited the transaction would therefore be deemed a common control transaction. Due to common control being established on April 26, 2021 (the incorporation date of the registrant) the effective date is deemed to be at this date.

The Group acquired the assets and liabilities noted below: (Audited)

Cash	80,975
Accounts and other receivables	41,742
Inventory	424,810
Property, plant and equipment	507,956
Deferred tax assets	22,449
Accounts payable and accrued liabilities	(120,987)
Long-term debt	(1,316,848)
Common control reserve	$ (359,903)

The accompanying consolidated statement of operations and retained earnings includes the results of operations of DISA Medinotec Proprietary Limited from the acquisition date to November 30, 2022.

Nine months ended November 30, 2022 $ (audited)
Revenue	$720,339
General and administration	$(461,794)
Net Income / (loss)	$(289,077)

To properly account for the transfer of the membership interests of DISA Medinotec Proprietary Limited, the Company reviewed the ownership structure of all of the entities involved in the contribution transaction, as contemplated in the Registration Statement, and concluded that in accordance with ASC 805-50-25-2, the contribution of such membership interests will qualify as a transfer of ownership between entities under common control.

“When accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. If the carrying amounts of the assets and liabilities transferred differ from the historical cost of the parent of the entities under common control, for example, because pushdown accounting had not been applied, then the financial statements of the receiving entity shall reflect the transferred assets and liabilities at the historical cost of the parent of the entities under common control.”

ASC 805-50-15-6 states that the guidance in the Transactions Between Entities Under Common Control Subsections applies to combinations between entities or businesses under common control in which an entity charters a newly formed entity and then transfers some or all of its net assets to that newly chartered entity.  If the guidance in the subsection applies, then in accordance with ASC 805-50-30-5, the Company will initially measure the recognized assets and liabilities transferred at their carrying amounts (historical cost) in the accounts of the transferring entity at the date of transfer.

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The Company believes the financial information of DISA Medinotec Proprietary Limited is properly presented based on the carryover basis of accounting because the transfer of the ownership qualifies as a reorganization of entities under common control.

In ASC 805, “control” has the same meaning as “controlling financial interest” in ASC 810-10-15-8. A “controlling financial interest” is generally defined as ownership of a majority voting interest by one entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity. U.S. GAAP does not define the term “common control.”

The accounting treatment for the contribution of the membership interests of DISA Medinotec Proprietary Limited into the structure of Medinotec Inc Nevada was based upon the following facts:

At the date of incorporation of Medinotec Inc in Nevada April 26, 2021, Gregory Vizirgianakis (CEO) was the 100% ultimate beneficial owner of DISA Medinotec Proprietary Limited and owned 95% of Medinotec Inc in Nevada.

Based upon the facts as outlined above, the Company applied the guidance outlined in ASC 805-50 which deals with transactions between entities under common control.

Transactions between entities under common control are accounted for in a manner similar to the pooling of-interest method. Thus, the financial statements of the commonly controlled entities would be combined, retrospectively, as if the transaction had occurred at the beginning of the period. However, ASC 805-50-45-5 states that prior years’ comparative information is only adjusted for periods during which the entities were under common control. In addition, ASC 805-50-45-2 requires that the “effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings at the beginning of the periods presented shall be eliminated to the extent possible.”

DISA Medinotec Proprietary Limited was deemed to be under common control prior to March 2, 2022 share transfer date and therefore the acquisition was retrospectively applied from April 26, 2021, the formation date of registrant.

The proforma information as disclosed in this note have been prepared to present this.

13.   Loans and notes receivable

November 30 2022 $ (audited)
Innovative outcomes	594,243

In furtherance of our efforts to expand into the United States, on September 16, 2022, we entered into an unsecured revolving line of credit to lend Innovative Outcomes, Inc. up to $750,000. We have lent $585,000 so far under the line.

Innovative Outcomes is a US distributor in Little Rock, Arkansas, and we plan to enter into an arrangement with the company for the marketing and distribution of our products for a fee and to cover expenses. The funds from our line of credit will be used by Innovative Outcomes for setting up infrastructure for our products, including a headquarters for sales representatives, an administrative hub and customer services to handle all back-office items, setting up a sales system and marketing program, warehousing of inventory in a licensed warehouse, setting up distribution capabilities, marketing activities and training activities.

•	Maximum allowed according to Revolving Credit Agreement: $750,000
•	Amounts advanced shall bear interest at a per annum rate equal to eight percent (8.0%), compounded monthly. In the event of a default, any amounts advanced will bear interest at (12%) per annum.
•	Maturity: September 30, 2024
•	Unsecured
•	Amount drawn: $585,000

14.   Subsequent events

The were no events after the current period.

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